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                                                                   Exhibit 8.1


                      ON LETTERHEAD OF SIDLEY AUSTIN LLP


                                  May 22, 2007


FPL Recovery Funding LLC
700 Universe Boulevard
Juno Beach, FL 33408-0420

Florida Power & Light Company
700 Universe Boulevard
Juno Beach, FL 33408-0420

Re: Storm-Recovery Bonds

Ladies and Gentlemen:

          We have acted as special counsel to Florida Power & Light Company ("FPL") and FPL Recovery Funding LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the Registration Statement filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance of up to $652,000,000 of Senior Secured Bonds, Series A (the "Storm-Recovery Bonds"), of the Company to be offered as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement. The Storm-Recovery Bonds are to be issued under an Indenture (the "Indenture") between the Company and The Bank of New York, as trustee.

          We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Storm-Recovery Bonds. We have examined and relied upon originals, or copies of originals, certified or otherwise identified to our satisfaction of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and other instruments, and examined such questions of law and satisfied ourselves to such matters of fact as we deemed relevant or necessary as a basis for this letter. In rendering the opinions expressed in this letter, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and



      Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships


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SIDLEY AUSTIN LLP
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SIDLEY


May 22, 2007
Page 2




the conformity with the original documents of any copies thereof submitted to us for examination. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company or others.

          Based upon the foregoing, it is our opinion that for U.S. federal income tax purposes, (1) the Company will not be treated as a taxable entity separate and apart from FPL and (2) the Storm-Recovery Bonds will be treated as debt of FPL.

          Our opinion is limited to the United States federal income tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences regarding the transaction referred to above or any other transaction. This opinion is rendered as of the date hereof based on the current provisions of the Internal Revenue Code and the Treasury regulations issued or proposed thereunder, Revenue Rulings, Revenue Procedures and other published releases of the Internal Revenue Service and current case law, any of which can change at any time. Any change could apply retroactively and modify the legal conclusions upon which our opinions are based. This opinion is rendered as of the date hereof and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.

          We are furnishing this opinion to you solely in connection with the issuance of the Storm-Recovery Bonds described above, and this opinion is not to be relied on, circulated, quoted or otherwise referred to for any other purpose. However, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this Firm in the Prospectus under the section captioned "Prospectus Summary - Federal Income Tax Status", the Prospectus under the section captioned "Material U.S. Federal Income Tax Consequences", the Prospectus under the section captioned "Legal Matters", and the Prospectus Supplement under the section captioned "Material U.S. Federal Income Tax Consequences". In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SIDLEY AUSTIN LLP
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    Sidley Austin LLP